As Filed with the Securities and Exchange Commission on March 28, 2002.

File No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Dominion Resources, Inc.
(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street
Richmond, Virginia 23219
(804) 819-2000
(Address of registrant's principal executive offices, including zip code)

Thrift Plan of CNG Transmission Corporation and Hope Gas, Inc. for Employees Represented by the United Gas Workers Union, Local No. 69 - Division II, SEIU, AFL-CIO
Thrift Plan of the Peoples Natural Gas Company for Employees Represented by the United Gas Workers Union, Local 69 - Division I, SEIU, AFL-CIO
Thrift Plan of the River Gas Division of the East Ohio Gas Company for Employees Represented by the United Gas Workers Union, Local 69, Division II, SEIU, AFL-CIO
Thrift Plan of the West Ohio Gas Division of the East Ohio Gas Company for Employees Represented by Local Union No. 308, the Utility Workers Union of America, AFL-CIO
Thrift Plan of the West Ohio Gas Division of the East Ohio Gas Company for Employees Represented by Local Union No. 308-C, the Utility Workers Union of America, AFL-CIO
Dominion East Ohio Gas Union Savings Plan
(Full Titles of Plans)

Patricia A. Wilkerson, Vice President and Corporate Secretary
Karen W. Doggett, Assistant Corporate Secretary
Dominion Resources, Inc.
120 Tredegar Street,
Richmond, Virginia 23219
(804) 819-2000
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering PricePer Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (without par value)	1,000,000 shares	$64.08	$64,080,000	$5,895

(1) Pursuant to Rule 457, these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on March 25, 2002

(2) Pursuant to rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

Dominion Resources, Inc. is registering an additional 1,000,000 shares of common stock, without par value, relating to an earlier filed employee benefit plan, Dominion Resources, Inc. Thrift Plans of Consolidated Natural Gas Company and its Participating Subsidiaries (the Plans), File No. 333-95795, registering 2,000,000 shares of common stock under the Plans (filing fee paid of $22,423) which is hereby incorporated by reference.

Exhibits
5	Opinion of James F. Stutts, Vice President and General Counsel of Dominion Resources, Inc. (filed herewith).
23.1	Consent of Deloitte & Touche LLP (filed herewith).
23.2	Consent of James F. Stutts (included in Exhibit 5).
24	Powers of Attorney (included in signature page of the Form S-8 and incorporated by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 28th day of March 2002.

DOMINION RESOURCES, INC.
By:	/s/ Thos. E. Capps
Thos. E. Capps, Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 28th day of March 2002. The officers and directors whose signatures appear below hereby constitute Patricia A. Wilkerson, Karen W. Doggett, James F. Stutts, or Mark O. Webb, either of whom may act, as their true and lawful attorneys-in fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and generally to do all things in their name and in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Williams S. Barrack, Jr.	Director
William S. Barrack, Jr.
/s/ Ronald J. Calise	Director
Ronald J. Calise
/s/ Thos. E. Capps	Chairman of the Board of Directors,
Thos. E. Capps	President and Chief Executive Officer
/s/ George A. Davidson, Jr.	Director
George A. Davidson, Jr.
/s/ John W. Harris	Director
John W. Harris
/s/ Benjamin J. Lambert, III	Director
Benjamin J. Lambert, III
/s/ Richard L. Leatherwood	Director
Richard L. Leatherwood
/s/ Margaret A. McKenna	Director
Margaret A. McKenna
/s/ Steven A. Minter	Director
Steven A. Minter

Signature	Title

Director
K.A. Randall
/s/ Frank S. Royal	Director
Frank S. Royal
/s/ S. Dallas Simmons	Director
S. Dallas Simmons
/s/ Robert H. Spilman	Director
Robert H. Spilman
/s/ David A. Wollard	Director
David A. Wollard
/s/ Thomas N. Chewning	Executive Vice President and
Thomas N. Chewning	Chief Financial Officer
/s/ Steven A. Rogers	Vice President and Controller
Steven A. Rogers	(Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the committee members of the following Dominion Resources, Inc. employee benefit plans have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Richmond, Commonwealth of Virginia, on the 28th day of March 2002.

By	/s/ Anthony E. Manning
Anthony E. Manning Chairman of the Committee

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 28th day of March 2002, by the members of the Committee for the administration of the following thrift plans of Dominion Resources, Inc.:

Thrift Plan of CNG Transmission Corporation and Hope Gas, Inc. for Employees Represented by the United Gas Workers Union, Local No. 69 - Division II, SEIU, AFL-CIO;

Thrift Plan of the Peoples Natural Gas Company for Employees Represented by the United Gas Workers Union, Local 69 - Division I, SEIU, AFL-CIO;

Thrift Plan of the River Gas Division of the East Ohio Gas Company for Employees Represented by the United Gas Workers Union, Local 69, Division II, SEIU, AFL-CIO;

Thrift Plan of the West Ohio Gas Division of the East Ohio Gas Company for Employees Represented by Local Union No. 308, the Utility Workers Union of America, AFL-CIO;

Thrift Plan of the West Ohio Gas Division of the East Ohio Gas Company for Employees Represented by Local Union No. 308-C, the Utility Workers Union of America, AFL-CIO; and

Dominion East Ohio Gas Union Savings Plan.
Signature	Title

/s/ Anthony E. Manning	Chairman
Anthony E. Manning
/s/ G. Scott Hetzer	Member
G. Scott Hetzer
/s/ Annetta R. Riekel	Member
Annetta R. Riekel
/s/ Steven A. Rogers	Member
Steven A. Rogers